Non-Binding Memorandum of Understanding

This Non-Binding Memorandum of Understanding ("**MOU**") is made on the 6th July 2026 ("**Effective Date**").

BETWEEN: -

1. **Fast Track Events Pte Ltd** (hereafter known as "**FTE**", whose principal place of business is situated at 600 North Bridge Road, Parkview Square, #24-01, Singapore 188788; and

2. **Sony Music Entertainment Malaysia Sdn Bhd** (hereafter known as "**Company**") whose principal office is [redacted]

   Each as "**Party**" and collectively referred to as "**Parties**".

<u>RECITALS</u>

1. FTE and Company have entered exploratory discussions on a possible strategic joint venture partnership for artists promotion both online and offline for the region of South East Asia. ("**Project**").

2. This MOU sets forth the mutual understanding between the Parties regarding the Project. Both parties intend to enter into a definitive agreement and other related definitive agreements. If such formal agreement cannot be agreed, this MOU may be extended by the Parties to provide more time to reach agreement.

1 SCOPE OF CO-OPERATION

1.1 FTE and Company wish to co-operate on the objective(s) stated in the Recitals above in the manner and within the parameters stated in **Attachment A**.

1.2 At all times and in all cases, each Party is an independent contractor and is not a legal representative, partner or agent of the other Party for any purpose.

2 TERM

2.1 This MOU shall be effective from the Effective Date and shall continue in force until the expiry of a 12-month period from the Effective Date or conclusion of a definitive Agreement, whichever is earlier (the "**Term**"), unless otherwise earlier terminated pursuant to the provisions of this MOU. This MOU may be extended by the Parties in writing. Notwithstanding the foregoing, either Party may serve another Party at least seven (7) days prior written notice to cease any existing discussions or negotiations of the Project and terminate this MOU, for any reason or for no reason at all without any liability or further obligation for such termination to the other Party, and such termination (in either case) shall not be deemed in bad faith.

3 NON-DISCLOSURE OF CONFIDENTIAL INFORMATION

3.1 During the course of the discussions, each Party may disclose Confidential Information to each other for the purpose of the Project (as defined in this Clause 3). "**Confidential Information**" shall mean all information designated

"Confidential" or under any similar legend indicating the confidentiality of the information as disclosed by one Party ("**Disclosing Party**") to the other Party ("**Receiving Party**") or any of its officers, employees, representatives, advisors or agents relating to the Project, except such information as is previously known to the Receiving Party without an obligation of confidentiality or is publicly disclosed by the Disclosing Party either prior to or subsequent to the Receiving Party's receipt of such information from the Disclosing Party.

3.2 The Receiving Party shall hold such Confidential Information in trust and confidence for the Disclosing Party and shall not use it except in furtherance of the relationship set forth in this MOU, nor publish, disclose or disseminate it, except as may be (i) required by law, a court of competent jurisdiction or any government or regulatory authority; and (ii) authorized by the Disclosing Party in writing. The Receiving Party shall further be responsible for the compliance of the foregoing by its officers, employees, representatives, advisors or agents. If required, the Disclosing Party may require the Receiving Party or any of its officers, employees, representatives, advisors or agents to execute separate non-disclosure or confidentiality agreements. The publicity and announcement concerning the commencement of or the contents of the discussions described in this MOU shall only be made upon mutual agreement of both Parties.

3.3 Upon termination or expiration of this MOU, and without prejudice to the generality of any provision of this MOU, the Receiving Party shall deliver to Disclosing Party all papers or documents containing any Confidential Information.

3.4 This Clause 3 shall survive any termination or expiration of this MOU for a period of 1 year.

4 NON CIRCUMVENTION

4.1 At any time during the Term of this MOU, it is expressly agreed that the identities of any individual or entity and any other third parties (including, without limitation, any artist and their manager(s), employees or consultants) discussed and made available by the Disclosing Party in respect of the Project and any related business opportunity shall constitute Confidential Information and Receiving Party, any company in its group or associated entity or individual shall not (without the prior written consent of, or having entered into a commission agreement with the Disclosing Party):

4.1.1 directly or indirectly initiate, solicit, negotiate, contract or enter into any business transactions, agreements or undertakings with any such third party identified or introduced by the Disclosing Party; or

4.1.2 seek to by-pass, compete, avoid or circumvent the Disclosing Party from any business opportunity that relates to the Project by utilising any Confidential Information or by otherwise exploiting or deriving any benefit from the Confidential Information.

4.2 Receiving Party covenants that any financial gain made by it, or any associated party, from a breach of Clause 4.1 shall be held on trust for the benefit of the Disclosing Party and then be transferred to a nominated account of the Disclosing Party.

4.3. Clause 4.2 does not affect Disclosing Party's ability to also claim for damages should the covenants in Clause 4.1 be violated in any way.

5 Intentionally Deleted

6 GENERAL

6.1 Subject to other provisions of this MOU, the rights and obligations hereunder shall be binding upon and inure to the benefit of the successors and assigns of the Parties hereto, provided any rights or obligations hereunder shall not be assigned by either Party without the prior written consent of the other Party, which consent shall not be unreasonably withheld. Any attempt to assign any of the rights, duties or obligations of this MOU without such consent is void.

6.2 This MOU may be amended at any time or extended, upon written agreement of the Parties.

6.3 If any provision or provisions of this MOU shall be held to be invalid, illegal or unenforceable, neither Party is required to perform said provision to the extent that said provision is invalid, illegal or unenforceable, however, such provision shall be enforced to the fullest extent permitted by applicable law and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

6.4 Notices required or permitted hereunder shall be in writing and deemed given and received when personally delivered or properly posted by registered or certified mail, postage prepaid, in an envelope properly addressed to the addresses stated above or to such other address as one Party may specify upon written notice to the other Party and shall be deemed to be served (1) if it is personally delivered, on the date of delivery or (2) if it is sent by prepaid mail, five (5) days after posting thereof.

6.5 This MOU is governed by and shall be construed in accordance with the laws of the Singapore. The Parties irrevocably agree to submit to the jurisdiction of the courts of Singapore.

6.6 This MOU has been executed in the English language only, and the English language shall be controlling in all respects. No translation of this MOU into any other language shall be of any force and effect in the interpretation of this MOU or in a determination of the intent of either Party.

6.7 This MOU may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

6.8 It is the intention of the Parties that no term of this MOU may be enforced by any person who is not a party to this MOU notwithstanding that any such term of this MOU may purport to confer, or may be construed as conferring, any benefit on such third party and irrespective of whether such third party is identified in this MOU.

7 NON-BINDING EFFECT AND CONDITION PRECEDENTS

7.1 This MOU is solely an expression of the intent between FTE and Company pertaining to a general goal to be pursued and the summary of the preliminary discussions held to date. This MOU does **not** constitute a binding contract or agreement or create any binding obligation of either Party, with the exception of the provisions under clauses 3, 4 and 6. Efforts by either Party to complete due diligence, negotiate or obtain financing or prepare a written contract or agreement shall not be considered as evidence of intent to be bound or to induce the other Party to believe a definitive agreement has or will be accepted. Neither Party shall be under any legal obligation with respect to the proposed arrangements or any similar transaction, and that no offer or binding commitment of any nature whatsoever shall be implied by this MOU.

Fast Track Events Pte Ltd

Signature

LIM SIN FOO, HARRIS

Name:

CEO

Title:

Date: **6 JULY 2026**

Sony Music Entertainment Malaysia Sdn Bhd

[redacted]

Managing Director

Title:

Date: 6 July 2026

ATTACHMENT A

FTE and Company agree to pursue further discussions and negotiations with a view to develop a possible joint venture project including with the purpose of artists and music promotion that include both digital promotions as well as offline promotions. The territory for this project will specifically be the region of South East Asia.

The Strategic vision is to:

- Build and end to end ecosystem: Artists > Content> Promotion> Live showcase> Licensing rights;
- Leverage Company's distribution network and regional footprint;
- Leverage FTE's live entertainment and artists management partnerships beyond Company artists roster;
- Create scalable IP Across music, digital, film and live experiences
- Focus on high-growth Asia Pacific markets

1. Possible Join Venture 1: Digital Marketing & Promotion Platform

a) Launch Youtube-first content channels;
b) Leveraging on the youtube content and promotion using social media platform (Meta, X, Instagram, Tiktok)
c) Acquire or partner existing content creators channel
d) Artists-led personality driven shows
e) Music, variety reality and performance IP
f) Integrated brand sponsorship and advertisement sales into these platform.

2. Possible Join Venture 2: Offline Launchpad

a) Quarterly regional mini tours in multiple countries
b) 3-5 cities per tour
c) Venue capacity of up to 1000pax
d) Affordable ticket pricing model and/or packaged with artists merchandise benefits
e) Build early stage touring ecosystem